Exhibit 10.4

COGENT COMMUNICATIONS GROUP, INC.

Participating Convertible Preferred Stock Purchase Agreement

Dated as of June 26, 2003

Table of Contents

1.	Sale of the Shares

	A.	Sale of Shares.
	B.	Closing
	C.	Delivery.
	D.	Charter Amendment; Certificate of Designation; Terms of Investor Preferred Stock

2.	Conditions to Obligations at the Closing.

	A.	Conditions to Investors’ Obligations at the Closing
	B.	Conditions to the Company’s Obligations at the Closing

3.	Representations and Warranties of the Company

	A.	Organization.
	B.	Due Authorization.
	C.	No Conflicts.
	D.	Capitalization; Status of Capital Stock.
	E.	Legal Proceedings.
	F.	No Violations.
	G.	Governmental Permits, Etc.
	H.	No Brokers.
	I.	Financial Statements.
	J.	Additional Information.
	K.	No General Solicitation.
	L.	No Integrated Offering.
	M.	Internal Accounting Controls.

4.	Representations and Warranties by the Investors

	A.	Due Organization and Authorization.
	B.	Investment Representations.
	C.	Restriction on Sale of the Shares.
	D.	Legend.
	E.	No Brokers.

5.	Covenants

	A.	Escrow
	B.	Stockholder Consent and Information Statement.
	C.	Rights Offering.
	D.	Additional Covenant.
	E.	Reservation of Shares
	F.	Financial Information.
	G.	Covenants Upon the Company No Longer Being a Reporting Company

6.	Certain Defined Terms.

7.	Accounting Terms.

8.	Attribution of Knowledge.

9.	Miscellaneous.

	A.	No Waiver; Cumulative Remedies
	B.	Amendments, Waivers, Consents and Joinder
	C.	Notices
	D.	Costs, Expenses and Taxes
	E.	Binding Effect; Assignment
	F.	Survival of Representations and Warranties
	G.	Prior Agreements
	H.	Governing Law
	I.	Headings
	J.	Counterparts
	K.	Further Assurances
	L.	Severability
	M.	Exculpation Among Investors
	N.	Attorneys’ Fees
	O.	California Securities Law
	P.	Termination.

EXHIBITS
A	Schedule of Investors
B	Form of Second Amended and Restated Stockholders Agreement
C	Form of Third Amended and Restated Registration Rights Agreement
D	Form of Fourth Amended and Restated Certificate of Incorporation
E	Form of Certificates of Designation
F	Exchange Agreement
G	Escrow Agreement
H	Joinder Agreement

PARTICIPATING CONVERTIBLE

PREFERRED STOCK PURCHASE AGREEMENT

THIS PARTICIPATING CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of this 26th day of June, 2003, by and between COGENT COMMUNICATIONS GROUP, INC. (the “Company”) and each of those Persons, severally and not jointly, (a) whose names are set forth on the Schedule of Investors attached hereto as Exhibit A (the “Existing Investors”), and (b) such other Persons who participate in the Rights Offering (as defined below) and execute the Joinder Agreement (as defined below) (the “Rights Offering Investors”).  Such Persons identified in clauses (a) and (b) above are hereinafter collectively referred to as “Investors” and each individually as an “Investor.”

RECITALS

WHEREAS, the Company has authorized the sale and issuance of an aggregate number of shares of its Participating Convertible Preferred Stock, par value $.001 per share (the “Investor Preferred Stock”) equal to the aggregate number of shares set forth on Exhibit A plus such additional shares as may be issued pursuant to the Rights Offering;

WHEREAS, in connection with the sale and issuance of the Shares (as defined below), the Company has authorized the sale and issuance of eleven thousand (11,000) shares (the “CSCC Shares”) of its Series F Participating Convertible Preferred Stock (the “Series F Preferred Stock”), par value $.001 per share, to Cisco Systems Capital Corporation, a Nevada corporation (“CSCC”), and the adoption of the 2003 Incentive Award Plan of Cogent Communications Group, Inc. (the “Cogent Employee Stock Plan”), for the benefit of its eligible employees, consultants and directors which provides for the issuance of up to fifty-four thousand and one (54,001) shares of its Series H Participating Convertible Preferred Stock (the “Series H Preferred Stock”), par value $.001 per share, on the terms and conditions set forth therein;

WHEREAS, the Investors wish to purchase shares of the Investor Preferred Stock on the terms and conditions set forth herein;

WHEREAS, the Company wishes to issue and sell shares of the Investor Preferred Stock to the Investors on the terms and conditions set forth herein and this Agreement constitutes an agreement for the issuance of securities; and

WHEREAS, in connection with the sale and issuance of the Shares, the Company, CSCC and the Investors will enter into the Company’s Second Amended and Restated Stockholders Agreement in the form set forth as Exhibit B hereto (the “Stockholders Agreement”), and the Company, the Investors and CSCC will enter into the Company’s Third Amended and Restated Registration Rights Agreement in the form set forth as Exhibit C hereto (the “Registration Rights Agreement”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.              Sale of the Shares.

A.           Sale of Shares. On the basis of the representations, warranties, covenants and agreements contained herein and subject to the terms and conditions of this Agreement, the

Company at the Closing (as hereinafter defined) agrees to issue and sell to the Investors, and the Investors, severally but not jointly, agree to purchase from the Company, shares of the Investor Preferred Stock (the “Shares”) at a purchase price of $1,000 per share (the “Purchase Price”) in the respective amounts and in the respective series (and with the respective conversion ratios for each such series) set forth on Exhibit A hereto or on the Joinder Agreement executed by such Investor, as the case may be.

B.             Closing. The consummation of the purchase and sale of the Shares shall take place at a closing (the “Closing”) to be held at the offices of Latham & Watkins, 555 Eleventh Street, N.W., Suite 1000, Washington, D.C., on the day that is two (2) business days after all of the conditions set forth in Section 2 are satisfied or waived and conditions contained in Article IV of the Exchange Agreement (as defined below) are satisfied or waived in writing, at 10:00 a.m., or at such location, on such other date and at such time as may be mutually agreed upon by the Company and the Investors.

C.             Deposits Into Escrow.  Upon the execution of this Agreement, the Company, the Existing Investors, Cisco, CSCC and Suntrust Bank, a Georgia banking corporation (the “Escrow Agent”) shall enter into an escrow agreement in the form attached hereto as Exhibit G (the “Escrow Agreement”).

(1)          Immediately upon execution of this Agreement, the Company shall deliver to Escrow Agent to hold pursuant to the Escrow Agreement the following:

A.           the documents and other property set forth in Section 1.5(a) of the Exchange Agreement;

B.             originals of a certificate of the Secretary or other appropriate officer of the Company, dated as of the date hereof, certifying (A) copies of the certificate or articles of incorporation and bylaws of Company and the resolutions adopted by Company and other actions taken or adopted by Company (or any shareholders of Company) authorizing the transactions contemplated hereby, and (B) the incumbency, authority and signatures of each officer of Borrower authorized to execute and deliver this Agreement and act with respect thereto;

(2)          Immediately upon execution of this Agreement, each of the Existing Investors shall deliver to Escrow Agent to hold pursuant to the Escrow Agreement the following:

A.           an amount equal to the Purchase Price set forth opposite such Existing Investor’s name on Exhibit A hereto (in the aggregate, the “Escrowed Cash”);

B.             original counterpart signatures of the General Release and the Option Agreement (as those terms are defined in the Exchange Agreement), in each case duly executed by each of the Existing Investors;

C.             original counterpart signatures of the Stockholders Agreement duly executed by each of the Existing Investors; and

D.            original counterpart signatures of the Registration Rights Agreement duly executed by each of the Existing Investors.

D.            Delivery.

(1)          Pursuant to, and subject to the terms of, the Escrow Agreement, at the Closing, the Escrow Agent shall deliver (i) to each Existing Investor that number of Shares set forth beside such Existing Investor’s name on Exhibit A hereto and such documents as set forth in Section I.B.1.c of the Escrow Agreement (the “Investor Receivables”) and (ii) to the Company the Escrowed Cash (less (x) the amount of the Cash Payment (as defined in the Exchange Agreement) which is earmarked for delivery to, and shall be delivered directly to CSCC in respect of the reduction of outstanding principal amount of the Original Notes, (y) the Fee Payment (as defined in the Escrow Agreement), and (z) the Investor Fee Payment (as defined in the Escrow Agreement)) and the documents and other property as set forth in Section I.B.1.b. of the Escrow Agreement (the “Company Receivables”).

(2)          At the Closing, the Company shall deliver (i) to each Rights Offering Investor that number of Shares set forth beside such Rights Offering Investor’s name on Schedule A to the Joinder Agreement executed by such Rights Offering Investor and copies of the Stockholders Agreement and Registration Rights Agreement (each as defined below) executed by the Company.

(3)          At the Closing, each Rights Offering Investor shall deliver to the Company an amount equal to the Purchase Price set forth opposite such Rights Offering Investor’s name on Schedule A to the Joinder Agreement executed by such Rights Offering Investor and a copy of the Stockholders Agreement and Registration Rights Agreement executed by such Rights Offering Investor.

E.              Charter Amendment; Certificate of Designation; Terms of Investor Preferred Stock.  Prior to the Closing, the Company shall file with the Secretary of State of the State of Delaware (i) an amended and restated certificate of incorporation, in the form set forth on Exhibit D hereto (as so restated, the “Charter Amendment”) and (ii) several Certificates of Designation which shall include the designations and the powers, preferences, and rights, and the qualifications, limitations or restrictions thereof, of each series of the Investor Preferred Stock, each substantially in the form set forth on Exhibit E hereto (as so restated and as modified to reflect the specific series designations and conversion ratios set forth on Exhibit A as applicable to such series, the “Certificates of Designation”).

2.              Conditions to Obligations at the Closing.

A.           Conditions to Investors’ Obligations at the Closing. The obligation of each Investor to purchase and pay for the Shares at the Closing is subject to the following conditions (except to the extent any particular condition is not fulfilled as the result of the breach of this Agreement by an Investor, in which case such condition shall not apply to such obligation of such Investor):

(1)          Each of the representations and warranties of the Company set forth in Section 3 hereof shall be true, complete and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, as certified by the Chief Executive Officer of the Company in a certificate provided to the Investors.

(2)          All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing shall have been performed or complied with, as certified by the Chief Executive Officer of the Company in a certificate provided to the Investors.

(3)          The Company shall have delivered to the Investors (1) a copy of the Charter Amendment, certified by the Secretary of State of the State of Delaware, (2) a copy of its Bylaws (the “Bylaws”), as certified by the Secretary of the Company, (3) resolutions approved by the Board of Directors authorizing the transactions contemplated hereby and in full force and effect at the time of Closing, (4) resolutions approved by the Company’s stockholders authorizing the filing of the Charter Amendment and approving the transactions contemplated hereby and in full force and effect at the time of Closing, and (5) good standing certificates (including tax good standing) with respect to the Company from the applicable authority in Delaware dated a recent date before the Closing.

(4)          The Investors shall have received an opinion of Latham & Watkins, counsel to the Company, in form and substance acceptable to the Investors.

(5)          The Investor Receivables shall have been released from escrow to the Investors.

(6)          The Investors shall have received a certificate of the Secretary of the Company certifying that the Investor Receivables have been deposited with the Escrow Agent.

(7)          The Company shall have obtained all necessary consents of and made all required filings with any governmental authority or agency or third party required to be obtained prior to the Closing under applicable law and relating to the consummation of the transactions contemplated hereby, including the filing of an information statement with the SEC, compliance with all requirements of the SEC with respect thereto, the mailing of such information statement to the Company’s stockholders and requisite time shall have passed since mailing.

(8)          No Proceeding (as defined below) shall be pending, this Agreement shall not have been terminated pursuant to Section 9.P below, and no temporary restraining order, preliminary or permanent injunctions or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or provision challenging the transactions contemplated hereby or materially limiting or restricting the conduct or operation of the business of the Company prior to or following the Closing shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality seeking any of the foregoing be pending.

(9)          The stockholders of the Company shall have approved the transactions contemplated hereby and by the Exchange Agreement (provided that each of the Investors hereby agrees to provide such approval).

(10)    The Company shall have entered into an Exchange Agreement with Cisco Systems, Inc., CSCC, Cogent Communications, Inc and Cogent Internet, Inc. substantially in the form attached hereto as Exhibit F (the “Exchange Agreement”), pursuant to which, among other things certain of the Company’s indebtedness to CSCC will be canceled, the Warrants will be canceled, Series F Preferred Stock will be issued to CSCC (such transaction herein referred to as the “Cisco Exchange”), CSCC shall have performed its obligations thereunder and pursuant to the Escrow Agreement (as defined below), and the transactions contemplated by the Exchange Agreement shall have been consummated.

(11)    The Company shall have delivered to the Escrow Agent certificates, in the names of each Existing Investor representing the Shares to be purchased by each Existing

Investor as set forth on Exhibit A hereto; provided, however, that (i) the Company hereby covenants and agrees that it shall not so deliver such certificates (and such certificates shall not otherwise be delivered to the Escrow Agent) or file the Charter Amendment and the Certificates of Designation with the Secretary of State of the State of Delaware unless and until the holder or holders of at least two-thirds of the outstanding Shares of the Investor Preferred Stock (on an as-if issued basis) shall have confirmed to the Company in a writing (making reference to this Section 2.A(10)) that all other conditions contained in this Section 2.A. have been duly satisfied in full or waived in writing by each of the Investors; and (ii) the Investors hereby covenant and agree that, upon the satisfaction or waiver all other conditions contained in this Section 2.A., they will provide the foregoing written confirmation to the Company (it being understood and agreed that (x) the Investors shall in connection therewith be entitled to rely upon any certificates, representations, warranties or other statements made by the Company, including any certificate provided under Section 2.A.(1) hereof and (y) the Company shall not be required pursuant to the foregoing clause (x) to provide any such certificate, representation, warranty or other statement that is not otherwise contemplated by another provision of this Agreement).

(12)    The holders of at least two thirds of the outstanding shares of the Company’s Series A Participating Convertible Preferred Stock, par value $.001 per share (the “Series A Preferred Stock”), the Company’s Series B Participating Convertible Preferred Stock, par value $.001 per share (the “Series B Preferred Stock”), the Company’s Series C Participating Convertible Preferred Stock, par value $.001 per share (the “Series C Preferred Stock”), the Company’s Series D Participating Convertible Preferred Stock, par value $.001 per share (the “Series D Preferred Stock”), and the Company’s Series E Participating Convertible Preferred Stock, par value $.001 per share (the “Series E Preferred Stock”), voting as a single class, shall have elected to convert all outstanding shares of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock into Common Stock (as defined below) pursuant to Article 4(B)(3)(m) of the Company’s Third Amended and Restated Certificate of Incorporation, and all such shares shall have been converted into Common Stock (as defined below) pursuant thereto.

B.             Conditions to the Company’s Obligations at the Closing. The obligation of the Company to issue and sell the Shares at the Closing is subject to the following conditions:

(1)          Each of the representations and warranties of the Investors set forth in Section 4 hereof shall be true, complete and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date.

(2)          All covenants, agreements and conditions contained in this Agreement to be performed by the Investors on or prior to the Closing shall have been performed or complied with.

(3)          The Company Receivables shall have been released from escrow to the Company.

(4)          The Company shall have received a certificate of each of the Investors certifying that the Company Receivables have been deposited with the Escrow Agent.

(5)          The stockholders of the Company shall have approved the transactions contemplated hereby.

(6)          CSCC shall have performed all of its obligations under, and complied in all material respects with, the Exchange Agreement and the Escrow Agreement (as defined below).

(7)          The Company shall have obtained all necessary consents of and made all required filings with any governmental authority or agency or third party required to be obtained prior to the Closing under applicable law and relating to the consummation of the transactions contemplated hereby, including the filing of an information statement with the SEC and the mailing of such information statement to the Company’s stockholders.

(8)          The holders of at least two thirds of the outstanding shares of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock, voting as a single class, shall have elected to convert all outstanding shares of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock into Common Stock (as defined below) pursuant to Article 4(B)(3)(m) of the Company’s Third Amended and Restated Certificate of Incorporation, and all such shares shall have been converted into Common Stock (as defined below) pursuant thereto.

3.              Representations and Warranties of the Company. The Company, on its own behalf and on behalf of its Subsidiaries, hereby represents and warrants to the Investors as follows, except to the extent (i) disclosed with reasonable specificity on the exhibits attached hereto, and (ii) with respect to Sections 3.E, 3.F, 3.G and 3.I, disclosed with reasonable specificity on the SEC Filings (as defined below) other than (x) those sections of the SEC Filings entitled or captioned “Risk Factors” and (y) specific disclosures in those documents which are filed as exhibits to, or incorporated by reference in, such SEC Filings.  Without limiting the generality of the foregoing clause (y), the mere filing or incorporation by reference of an exhibit to such SEC Filings shall not be deemed to adequately disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the exhibit itself, as opposed to the contents thereof).

A.           Organization. The Company and its Subsidiaries are duly organized, validly existing and in good standing under the laws of the State of Delaware.  Each of the Company and its Subsidiaries has full power and authority to own and operate its respective properties and to conduct its respective business as currently conducted and each is registered or qualified to do business and is in good standing in each jurisdiction in which it owns or leases property or transacts business and where the failure to be so qualified would have a material adverse effect upon their financial condition, properties or operations taken as a whole.

B.             Due Authorization. The Company has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and any other agreements and instruments contemplated hereby or executed in connection herewith, including, without limitation, the Stockholders Agreement and the Registration Rights Agreement (collectively, the “Related Agreements”), to execute and file the Charter Amendment and the Certificates of Designation after receipt of the stockholder approval described in clause (i) of the second following sentence, and to issue the Shares and the CSCC Shares in accordance with the terms hereof and thereof.  The Charter Amendment has been duly authorized by the Company’s Board of Directors, which has recommended that the Company’s stockholders approve the Charter Amendment.  The execution and delivery of this Agreement and the Related Agreements by the Company and the execution and filing of the Certificates of Designation by the Company and the consummation by it of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Shares and the reservation for issuance and the issuance of all Conversion Shares (as defined below) issuable upon conversion of the Shares, have been duly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders.  This Agreement and the Related Agreements have been duly executed and delivered by the Company, and constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).  None of the Charter Amendment, the Third Amended and Restated Certificate of Incorporation or the Certificates of Designation shall have been amended prior to the Closing Date.

C.             No Conflicts.

(1)   Except as set forth on Schedule 3.C, the execution, delivery and performance of this Agreement and the Related Agreements by the Company, the performance by the Company of its obligations under the Certificates of Designation and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance and issuance of the Conversion Shares) will not:

A.           result in a violation of the Certificate of Incorporation (after giving effect to the Charter Amendment and the Certificates of Designations), or the Bylaws;

B.             conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or incremental, additional or varied rights under, any material agreement, indenture or instrument (including, without limitation, any stock option, employee stock purchase or similar plan or any employment or similar agreement) to which the Company or any of its Subsidiaries is a party (including, without limitation, triggering the application of any change of control or similar provision (whether “single trigger” or “double trigger”));

C.             result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of the Company; or

D.            result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the American Stock Exchange) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected.

(2)          Neither the Company nor its Subsidiaries is in violation of any term of its Certificate of Incorporation or Bylaws or, in the case of Subsidiaries, their organizational charter or bylaws, respectively.

(3)          The business of the Company and its Subsidiaries is not being conducted in violation of any law, ordinance or regulation of any foreign, federal, state or local government or governmental agency, department, or body, except where such violations would not result, either individually or in the aggregate, in a material adverse effect on the business or operations of the Company.

(4)          Except for (A) the filing with the SEC and the dissemination to stockholders of the Company’s information statement as required under the Exchange Act (as defined below), (B) as may be required by any applicable state securities laws, or (C) the filing of the Charter Amendment and the Certificates of Designation with the Secretary of State of the State of Delaware, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any foreign, federal, state or local government or governmental agency, department, or body in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement and the Related Agreements or to perform its obligations under the Certificates of Designation, in each case in accordance with the terms hereof or thereof.  All consents, authorizations, orders, filings and registrations which the Company is required to obtain as described in the preceding sentence shall have been obtained or effected on or prior to the Closing Date and shall not be the subject of any pending or, to the knowledge of the Company, threatened attack by appeal, direct proceeding or otherwise.  The Company is not, and as of the Closing Date will not be, in violation of the listing requirements of the American Stock Exchange, and the Conversion Shares shall be authorized for listing thereon.

D.            Capitalization; Status of Capital Stock.

(1)          Immediately prior to the Closing and without giving effect to the issuance of the Company’s capital stock contemplated by this Agreement, the Exchange Agreement or the Cogent Employee Stock Plan, but giving effect to the conversion of the Company’s outstanding preferred stock into common stock, the Company will have a total authorized capitalization consisting of:

A.           395,000,000 shares of common stock, par value $.001 (the “Common Stock”) of which (a) 14,228,077 shares are issued and outstanding, (b) 1,490,000 shares remain reserved for issuance pursuant to stock purchase, stock grant or stock option arrangements for employees, directors or consultants of the Company, (c) 1,791,051 shares remain reserved for issuance to holders of shares of the common stock of Allied Riser, (d) 710,216 shares remain reserved for issuance pursuant to warrants granted to Cisco Systems Capital Corporation in connection with the credit agreement between the Company and Cisco Systems Capital Corporation,  (e) 155,809 shares remain reserved for issuance pursuant to warrants granted in connection with certain agreements between Allied Riser and certain landlords relating to building access rights, (f) 68,199,901 shares are reserved for issuance upon conversion of the Series F Preferred Stock, (g) 254,947,501 shares are reserved for issuance upon conversion of the Investors Preferred Stock, and (h) 41,539,253 shares are reserved for issuance upon conversion of the Series H Preferred Stock).

B.             120,000 shares of the Company’s preferred stock, $.001 par value per share (the “Preferred Stock”), of which (a) 13,999 shares are authorized but unissued Preferred Stock, (b) 11,000 shares are designated as Series F Preferred Stock, of which no shares are issued and outstanding, (c) at least 41,000 shares are designated as Series G Preferred Stock, of which no shares are issued and outstanding, and (d) 54,001 shares are designated as Series H Preferred Stock, of which no shares are issued and outstanding.

(2)          All the outstanding shares of capital stock of the Company have been duly authorized, and are validly issued, fully paid and non-assessable and were issued in compliance with all applicable state and federal laws concerning the issuance of securities.  The Shares, when issued and delivered in accordance with the terms hereof, will be (i) duly authorized, validly issued, fully-paid and non-assessable, (ii) free from all taxes, liens and charges with respect to the issuance thereof and (iii) entitled to the rights and preferences set forth in the

Certificate of Designation.  Such shares of Common Stock issuable upon conversion of the Shares, when issued and delivered upon conversion of any of the Shares (the “Conversion Shares”), will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.  Subject only to accuracy of the representations set forth in Section 4, the issuance by the Company of the Shares is exempt from registration under the Securities Act (as defined below) and all applicable state securities laws.

(3)          Except as otherwise set forth in Schedule 3.D.(3), no options, warrants, subscriptions, convertible securities, phantom stock, stock appreciation rights or other rights (contingent or otherwise) of any nature to acquire from the Company shares of capital stock or other securities are authorized, issued or outstanding, nor is the Company obligated in any other manner to issue shares of its capital stock or other securities except as contemplated by this Agreement.  Except as set forth in Schedule 3.D.(3), there are no restrictions on the transfer of shares of capital stock of the Company other than those imposed by relevant federal and state securities laws and as otherwise contemplated by this Agreement, the Exchange Agreement, the Stockholders Agreement and the Registration Rights Agreement.

E.              Legal Proceedings. Except as disclosed in the SEC Filings (as defined below), there is no material legal or governmental proceeding pending or, to the knowledge of the Company, threatened or contemplated to which the Company is or may be a party or of which the business or property of the Company is or may be subject.

F.              No Violations. Except as disclosed in the SEC Filings, the Company is not in violation of its certificate of incorporation or its by-laws, in violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company, which violation, individually or in the aggregate, would have a material adverse effect on the business or financial condition of the Company, or in default in any material respect in the performance of any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other agreement or instrument to which the Company is a party or by which the Company is bound or by which the properties of the Company are bound or affected.

G.             Governmental Permits, Etc. Except as disclosed in the SEC Filings, the Company has all necessary franchises, licenses, certificates and other authorizations from any foreign, federal, state or local government or governmental agency, department, or body that are currently necessary for the operation of the business of the Company as currently conducted, the absence of which would have a material adverse effect on the business or operations of the Company.

H.            No Brokers.The Borrowers represent that there are no brokers or finders entitled to compensation in connection with the transactions contemplated hereby.

I.                 Financial Statements. Except as disclosed in the SEC Filings, the financial statements of the Company and the related notes contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 and its Quarterly Reports on Form 10-Q for the quarter ended March 31, 2003 present fairly the financial position of the Company as of the dates indicated therein and its results of operations and cash flows for the periods therein specified. Such financial statements (including the related notes) have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods therein specified.

J.                Additional Information.

(1)          The Company has filed in a timely manner all documents that the Company was required to file (i) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (ii) under the Securities Act, as of the date hereof.  The following documents (including all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference) (collectively, the “SEC Filings”) complied in all material respects with the requirements of the Exchange Act as of their respective filing dates, and the information contained therein was true and correct in all material respects as of the date of such documents, and each of the following documents as of the date thereof did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading:

A.     the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003; and

B.       all other documents, if any, filed by the Company with the Securities and Exchange Commission (the “SEC”) since the filing of the Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2003 pursuant to the reporting requirements of the Exchange Act.

(2)          As of their respective dates, the financial statements of the Company included in the SEC Filings complied as to form (and will comply as to form) in all material respects with U.S. generally accepted accounting principles (“GAAP”) and the published rules and regulations of the SEC with respect thereto.  Such financial statements have been prepared in accordance with GAAP, consistently applied, during the periods involved (except in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements or as otherwise, in each case, may be permitted by the SEC on Form 10-Q under the Exchange Act) and fairly present in all material respects the consolidated financial position of the Company as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).  Ernst & Young LLP, which has examined certain of such financial statements, is an independent certified public accounting firm within the meaning of the Securities Act.

(3)          Prior to the date hereof, the Company delivered to the Investors financial projections (the “Projections”).  The assumptions used in preparation of the Projections were reasonable when made and continue to be reasonable.  The Projections have been prepared in good faith and the Projections give effect to the transactions contemplated by this Agreement and the Related Agreements.  The Investors acknowledge that the Projections contain assumptions about future events and that actual results during the period or periods covered may differ materially from the data and results contained in such Projections.

(4)          Since December 31, 2002, except as specified in the SEC Filings, the Company has not incurred or suffered any liability or obligation, matured or unmatured, contingent or otherwise, except in the ordinary course of business and except any such liability or obligation that has not had and could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business or financial condition of the Company.  Without limiting the foregoing, except as specified in the SEC Filings, the Company has no material liabilities or obligations that would reasonably be expected to be disclosed in order to comply with Section 13(j) of the Exchange Act or any proposed rules promulgated by the SEC thereunder, including the rules regarding contractual commitments and contingent liabilities and commitments proposed in SEC Release No. 33-8144; 34-46767.

K.            No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Shares.

L.              No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Shares under the Securities Act or cause this offering of the Shares to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the American Stock Exchange, nor will the Company or any of its Subsidiaries take any action or steps that would require registration of the Shares or Conversion Shares under the Securities Act or cause the offering of the Shares to be integrated with other offerings.

M.         Internal Accounting Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liability is permitted only in accordance with management’s general or specific authorization and (iv) the reported accountability for its assets is compared with existing assets at reasonable intervals.

4.              Representations and Warranties by the Investors.  Each of the Investors represents and warrants to the Company severally, but not jointly, as follows:

A.           Due Organization and Authorization. Such Investor is a limited partnership, other limited liability entity, business trust or other entity duly organized and validly existing under the laws of the jurisdiction of its organization and is in good standing under such laws. Such Investor has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and all of the Related Agreements to be delivered by such Investor pursuant hereto, and this Agreement has been, and when delivered in accordance with the terms hereof the Related Agreements will be, duly authorized and validly executed and delivered by such Investor and this Agreement constitutes, and when delivered in accordance with the terms hereof each Related Agreement will constitute, the valid and binding agreement of such Investor enforceable against such Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

B.             Investment Representations. As of the date hereof and as of the Closing Date, such Investor: (i) is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”); (ii) is acquiring the Shares for its own account for investment and with no present intention of distributing any of such Shares other than to an affiliate of such Investor; (iii) will not, directly or indirectly, voluntarily offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares, except in compliance with the Securities Act and the rules and regulations promulgated thereunder; (iv) has received and reviewed copies of the SEC Filings to the extent it deems necessary to make its investment decision; (v) has had an opportunity to ask questions and receive answers from the management of the Company regarding the Company, its business and the offering of the Shares; and (vi) in connection with such Investor’s decision to accept the Shares in connection with the Exchange, relied solely upon the documents described in Section 3.J. and the representations and warranties of the Company contained herein.

C.             Restriction on Sale of the Shares. Such Investor agrees not to make any sale of the Shares or any Conversion Shares except pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements thereof, including without limitation pursuant to Rule 144 of the Securities Act.

D.            Legend.  Such Investor represents that it understands and agrees that, until registered under the Securities Act or transferred pursuant to the provisions of Rule 144 promulgated thereunder, all certificates evidencing the Shares and the Conversion Shares, whether upon initial issuance or upon any transfer thereof, shall bear a legend prominently stamped or printed therein, reading substantially as follows:

“The securities represented by this certificate have not been registered under the Securities Act of 1933 or applicable state securities laws.  These securities have been acquired for investment and not with a view to distribution or resale, and may not be sold mortgaged, pledged, hypothecated or otherwise transferred without an effective registration statement for such securities under the Securities Act of 1933 and applicable state securities laws, or the availability of an exemption from the registration provisions of the Securities Act of 1933 and applicable state securities laws.”

Upon presentation by such Investor of evidence reasonably satisfactory to the Company that it is eligible to sell or otherwise transfer its Shares or Conversion Shares pursuant to Rule 144(k) of the Exchange Act, the Company shall remove or cause to be removed at its sole cost and expense the legend from the certificate or certificates evidencing such Investor’s Shares or Conversion Shares.

E.              No Brokers. Such Investor represents that there are no brokers or finders entitled to compensation in connection with the transactions contemplated hereby.

5.              Covenants.

A.           Subsequent Escrow Deposits.  As soon as reasonably practicable after the filing of the Charter Amendment and the Certificates of Designation, the Company shall deliver to the Escrow Agent certificates representing the Shares to be purchased by each such Existing Investor pursuant to this Agreement.

B.             Stockholder Consent and Information Statement.  Promptly after the execution of this Agreement, the Company file with the SEC an information statement relating to the stockholder approval of the Charter Amendment, which shall have been previously reviewed by the Investors and their special counsel (and with respect to which the Company shall use its reasonable efforts to accept the comments of the Investors and counsel).  The Company shall promptly notify the Investors of any comments by the SEC on such information statement and shall provide the Investors with a copy of such comments.  The Company shall cause such information statement to be mailed to the holders of its common stock as promptly as possible after such filing, all in accordance with applicable law and the rules and regulations of the American Stock Exchange and the Exchange Act.  The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 5.B.

C.             Rights Offering.  As soon as reasonably practicable after the execution of hereof, the Company shall commence an offering of Investor Preferred Stock to holders of its preferred stock identified by the Company as “Accredited Investors” on the same terms and conditions as are set forth in this Agreement (the “Rights Offering”).  Participants in the Rights Offering shall be permitted to purchase a separate series of Investor Preferred Stock in a minimum amount of $510,490 for each one percent of common stock owned by the participant prior to the transactions contemplated by this Agreement on an as converted to common stock, fully diluted basis.  The conversion ratios of each series of the Investor Preferred Stock purchased by the Investors and any participant in the Rights Offering shall be adjusted so that the ownership of the common stock of the Company (on an as converted, fully diluted basis) by the Investors and all such participants shall be apportioned among the Investors and all such participants based on the accrued liquidation value attributable to the capital stock of the Company owned by such Investors and Rights Offering participants immediately prior to the consummation of the transactions contemplated hereby.  Accordingly, if participants in the Rights Offering purchase Investor Preferred Stock, it will dilute, pro rata, the percentage ownership of the Company represented by the Investor Preferred Stock purchased by the Existing Investors hereunder.  The Company shall use its best efforts to complete the Rights Offering as expeditiously as possible and in no event later than thirty (30) days after the date hereof.

D.            Additional Covenant.  The Company and the Investors agree and covenant to use their best efforts to cause the consummation of the transactions contemplated by this Agreement.  The Company and the Investors agree and covenant not to take any action that is inconsistent with their obligations under this Agreement in any material respect that could reasonably be expected to hinder or delay the consummation of this transactions contemplated by this Agreement.  The Company agrees and covenants, subject to the performance by the other parties hereto of their obligations under this Agreement, to comply with the terms of the Exchange Agreement and otherwise to use its best efforts to cause the consummation of the transactions contemplated by the Exchange Agreement.

E.              Reservation of Conversion Shares.  After the Closing and for so long as Shares are outstanding, the Company covenants and agrees to continue to reserve, free of preemptive rights and other preferential rights, a sufficient number of its previously authorized but unissued shares of its Common Stock to satisfy the rights of conversion of the holders of the Shares.

F.              Financial Information.

(1)          The Company agrees to send the following to each Investor: (A) unless the following are filed with the SEC through EDGAR and are available to the public through EDGAR (in which case the Company will endeavor to provide e-mail or other notice of such filing), within two (2) days after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the Securities Act; (B) on the same day as the release thereof, copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders; and (C) from time to time, such other financial data and information relating to the Company and its Subsidiaries as any Investor may reasonably request (subject to appropriate confidentiality procedures).

(2)          The Company shall permit each Investor and its designated representatives, upon reasonable notice, to visit and inspect any of the properties of the Company or any of its Subsidiaries, to examine the books of account of the Company and its Subsidiaries (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Company and its Subsidiaries with, and to be advised as to the same by, their officers, all at such reasonable times and intervals during normal business hours as any such Investor may reasonably request.

G.             Covenants Upon the Company No Longer Being a Reporting Company.  Commencing upon the date when the Company is no longer a reporting company under the Exchange Act, the Company covenants and agrees to perform and observe each of the following covenants and provisions.

(1)                                  Inspection.  Permit, upon reasonable request and notice, each of the Investors or any agents or representatives thereof, to examine and make copies of and extracts from the records and books of account of, and visit and inspect the properties of the Company and any Subsidiary, to discuss the affairs, finances and accounts of the Company and any Subsidiary with any of its officers, directors or executive officers and independent accountants, and consult with and advise the management of the Company and any Subsidiary as to their affairs, finances and accounts, all at reasonable times during normal business hours.

(2)                                  Monthly Reports.  As soon as available and in any event within thirty (30) days after the end of each calendar month, provide to the Investors consolidated balance sheets of the Company and its Subsidiaries as of the end of such month and consolidated statements of income and retained earnings of the Company and its Subsidiaries for such month and for the period commencing at the end of the previous fiscal year and ending with the end of such month, duly certified (subject to year-end audit adjustments) by the chief financial officer of the Company as having been prepared in accordance with generally accepted accounting principles, consistently applied.

(3)                                  Quarterly Reports.  As soon as available and in any event within forty-five (45) days after the end of each of the first three quarters of each fiscal year of the Company, provide to the Investors, in a form acceptable to holders of at least two-thirds of the outstanding shares of Investor Preferred Stock, consolidated balance sheets of the Company and its Subsidiaries as of the end of such quarter and consolidated statements of income and cash flows of the Company and its Subsidiaries for such quarter, duly certified (subject to year-end audit adjustments) by the chief financial officer of the Company as having been prepared in accordance with generally accepted accounting principles, consistently applied.

(4)                                  Annual Reports.  As soon as available and in any event within ninety (90) days after the end of each fiscal year of the Company, provide to the Investors a copy of the annual audited financial statement for such year for the Company and its Subsidiaries, including therein consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year and consolidated statements of income and of the Company and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, all such consolidated statements to be duly certified by the chief financial officer of the Company and by such independent public accountants of recognized national standing approved by the Audit Committee of the Board of Directors to prepare such reports.

(5)                                  Annual Budget.  As soon as available, and in no event later than December 15th of each calendar year, provide to the Investors a business plan, annual budget and monthly operating budgets for the forthcoming fiscal year in a form and with such detail as may be acceptable to holders of at least two-thirds of the outstanding shares of Investor Preferred Stock.

(6)                                  Other Information.  Provide to each of the Investors such other information respecting the business, properties or the condition or operations, financial or other, of the Company or any of its Subsidiaries as any such Investor may from time to time reasonably request.

6.              Certain Defined Terms.  As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

A.           “Board of Directors” means the board of directors of the Company as constituted from time to time.

B.             “Key Employee” means the chief executive officer of the Company.

C.             “Person” means an individual, corporation, partnership, joint venture, limited liability company, trust, or unincorporated organization, or a government or any agency or political subdivision thereof.

D.            “Subsidiary” shall mean, with respect to any Person, any corporation, limited liability company, partnership, association, joint venture or other business entity of which (i) if a corporation, (x) fifty percent (50%) or more of the total voting power of shares of stock entitled to vote in the election of directors thereof or (y) fifty percent (50%) or more of the value of the equity interests is at the time owned or controlled, directly or indirectly, by the Person or one or more of its other subsidiaries, or (ii) if a limited liability company, partnership, association or other business entity, fifty percent (50%) or more of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by the Person or one or more of its subsidiaries.  The Person shall be deemed to have fifty percent (50%) or greater ownership interest in a limited liability company, partnership, association or other business entity if the Person is allocated fifty percent (50%) or more of the limited liability company, partnership, association or other business entity gains or losses or shall be or control the Person managing such limited liability company, partnership, association or other business entity.

7.              Accounting Terms.  All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistently applied, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.

8.              Attribution of Knowledge.  With respect to any representation or warranty set forth in this Agreement that is expressly qualified by reference to the knowledge of the Company or any Subsidiary, (A) the Company and such Subsidiary confirms that it has made due and diligent inquiry as to the matters that are the subject of such representation and warranty; and (B) such references shall include all matters and information of which David Schaeffer or any person who is (or was during the relevant period) serving as a Key Employee of the Company or such Subsidiary had actual knowledge or should have known had the Company or such Subsidiary observed the procedures described in clause (A).

9.              Miscellaneous.

A.           No Waiver; Cumulative Remedies.  No failure or delay on the part of any party to this Agreement in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

B.             Amendments, Waivers, Consents and Joinder.  Any provision in this Agreement to the contrary notwithstanding, and except as hereinafter provided, changes in or additions to this Agreement may be made, and compliance with any covenant or provision set forth herein may be omitted or waived, if the Company (1) shall obtain consent thereto in writing from the holder or holders of at least two-thirds of the outstanding shares of the Investor Preferred Stock (such holder or holders determined during the term of the Escrow Agreement on an as-if issued basis), and (2) shall deliver copies of such consent in writing to any holders who did not execute such consent.  Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  Notwithstanding anything to the contrary contained herein, any amendment which (1) increases any Investor’s obligations hereunder, or (2) grants to any one or more Investors any rights more favorable than any rights granted to all other Investors hereunder, must be approved by each Investor so as to be effective against such Investor.  Any Person agreeing to participate in the Rights Offering (a “Participating Investor”) shall become a party to this Agreement by executing the Joinder Agreement in the form attached hereto as Exhibit H (the “Joinder Agreement”).  Any Joinder Agreement executed by a Participating Investor shall take effect and shall amend this agreement to the extent necessary to make such participating Person a party to this Agreement immediately upon its execution and delivery to the Company.

C.             Notices. Any notice, request, claim, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given if delivered personally, by facsimile transmission with receipt of delivery (one business day after confirmation in the case of transmissions to non-U.S. residents), or sent by registered or certified mail, postage prepaid, return receipt requested, or by internationally recognized overnight courier service (two business days after deposit with such overnight courier service in the case of deliveries to non-U.S. residents), as follows: if to the Company, to Cogent Communications Group, Inc. 1015 31st Street, N.W., Suite 330, Washington, DC 20007, Attn:  David Schaeffer, fax number (202) 338-8798, and if to any Investor, to the address for notices set forth on Exhibit A hereof with a copy to Finn Dixon & Herling LLP, One Landmark Square, Stamford, CT  06901, attention Michael Herling, Esq.

D.            Costs, Expenses and Taxes.  The Company will pay its own expenses in connection with the transactions contemplated hereby, whether or not such transactions shall be consummated.  The Company shall also reimburse each Investor for all reasonable fees and expenses of counsel for such Investor incurred by such Investor in connection with the purchase of the Investor Preferred Stock, the preparation and negotiation of documents and agreements in connection with the purchase of the Investor Preferred Stock and their enforcing their rights against the Company under this Agreement.

E.              Binding Effect; Assignment.  This Agreement shall be binding upon and inure to the benefit of the Company and the Investors and their respective heirs, successors and assigns and may be assigned by the Investors to their affiliates, except that the Company shall not have the right to delegate any of its respective obligations hereunder or to assign its respective rights hereunder or any interest herein.

F.              Survival of Representations and Warranties.  All representations and warranties made in this Agreement or any other instrument or document delivered in connection herewith or therewith, shall survive the execution and delivery hereof or thereof.

G.             Prior Agreements.  This Agreement, together with the Escrow Agreement, the Exchange Agreement and the General Release constitutes the entire agreement between the parties and supersedes any prior understandings or agreements concerning the purchase and sale of the Shares.

H.            Governing Law.  This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of New York, without reference to its conflict of laws provisions.

I.                 Headings.  Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

J.                Counterparts.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

K.            Further Assurances.  From and after the date of this Agreement, upon the request of any Investor or the Company, the Company and the Investors shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

L.              Severability.  The provisions of this Agreement and the terms of the Investor Preferred Stock are severable and, if any court of competent jurisdiction shall determine that any one or more of the provisions or part of a provision contained in this Agreement or the Investor Preferred Stock shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement or the terms of the Investor Preferred Stock; but this Agreement and the terms of the Investor Preferred Stock shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provisions or part reformed so that it would be valid, legal and enforceable to the maximum extent possible.

M.         Exculpation Among Investors.  Each Investor acknowledges that it is not relying upon any Person, firm, or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company.  Each Investor agrees that no Investor nor the respective controlling Persons, officers, directors, partners, agents, or employees of any Investor shall be liable to any other Investor for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Shares and Conversion Shares.

N.            Attorneys’ Fees.  In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

O.            California Securities Law.  THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION OR IN THE ABSENCE OF AN EXEMPTION FROM SUCH QUALIFICATION IS UNLAWFUL.  PRIOR TO ACCEPTANCE OF SUCH CONSIDERATION BY THE COMPANY, THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED OR AN EXEMPTION FROM SUCH QUALIFICATION BEING AVAILABLE

P.              Termination.

(1)          Termination Upon Occurrence of Proceeding.  Anything contained in this Agreement to the contrary notwithstanding, if a Proceeding (as defined below) shall occur at any time prior to the time (if any) that a distribution of property is made pursuant to Section I.B.1 of the Escrow Agreement, then (i) this Agreement shall automatically terminate and upon such termination the obligation of each Investor to purchase and pay for the Shares shall automatically terminate, without the need for the giving of any notice, and (ii) Oak Investment Partners IX, Limited Partnership and Jerusalem Venture Partners III, L.P., as agents for the Investors, shall have the right to cause a certificate to be sent to the Escrow Agent pursuant to clause (ii) of Section I.B.2 of the Escrow Agreement.  A “Proceeding” shall mean the occurrence of any of the following:  (i) a petition commencing any voluntary or involuntary case under any chapter of the federal Bankruptcy Code is filed with respect to the Company or any of its Subsidiaries, (ii) the Company or any of its Subsidiaries is adjudicated an insolvent or bankrupt, (iii) any other case or proceeding, voluntary or involuntary, is commenced with respect to the Company or any of its Subsidiaries (as debtor) under any bankruptcy, insolvency, reorganization, liquidation, composition, arrangement or similar statute, (iv) any assignment for the benefit of creditors is commenced with respect to the Company or any of its Subsidiaries, or (v) any receiver, custodian, trustee or the like is appointed with respect to all or a substantial part of the properties of the Company or any of its Subsidiaries.

(2)          Other Termination.  This Agreement shall also automatically terminate in the event that (i) property is distributed for any other reason pursuant to Section I.B.2 of the Escrow Agreement or (ii) the Exchange Agreement is terminated pursuant to Section 6.1 thereof and, in either event, upon such termination the obligation of each Investor to purchase and pay for the Shares shall automatically terminate without the need for the giving of any notice.

(3)          Termination of Exchange Agreement.  The Company covenants to the Investors that the Company shall not agree to a termination of the Exchange Agreement pursuant to clause (i) of Section 6.1 thereof without the prior written consent of the holders(s) of at least two thirds of the outstanding shares of the Investor Preferred Stock (on an as-if issued basis).

IN WITNESS WHEREOF, the parties hereto have caused this Participating Convertible Preferred Stock Purchase Agreement to be executed as of the date first above written.

THE COMPANY:

COGENT COMMUNICATIONS GROUP, INC.

By:	/s/David Schaeffer
By: David Schaeffer
Its: President and Chief Executive Officer

INVESTORS:

OAK INVESTMENT PARTNERS IX,
LIMITED PARTNERSHIP

By:	Oak Associates IX, LLC,
its General Partner

By:	/s/Edward Glassmeyer
Name: Edward Glassmeyer
Title: Managing Member

OAK IX AFFILIATES FUND, LIMITED PARTNERSHIP

By:	Oak IX Affiliates, LLC,
its General Partner

By:	/s/Edward Glassmeyer
Name: Edward Glassmeyer
Title: Managing Member

OAK IX AFFILIATES FUND-A, LIMITED PARTNERSHIP

By:	Oak Associates IX, LLC,
its General Partner

By:	/s/Edward Glassmeyer
Name: Edward Glassmeyer
Title: Managing Member

[Signature Page to Participating Convertible Preferred Stock Purchase Agreement - Continued]

JERUSALEM VENTURE PARTNERS III, L.P.

By:	Jerusalem Partners III, L.P.,
its General Partner

By:	Jerusalem Venture Partners Corporation,
its General Partner

By:	/s/Erel Margalit
Name:
Title:

JERUSALEM VENTURE PARTNERS III
(ISRAEL), L.P.

By:	Jerusalem Venture Partners III (Israel) Management Company Ltd., its General Partner

By:	/s/Erel Margalit
Name:
Title:

JERUSALEM VENTURE PARTNERS
ENTREPRENEURS FUND III, L.P.

By:	Jerusalem Partners III, L.P., its General Partner

By:	Jerusalem Venture Partners Corporation, its General Partner

By:	/s/Erel Margalit
Name:
Title:

JERUSALEM VENTURE PARTNERS IV, L.P.

By:	Jerusalem Partners IV, L.P., its General Partner

By:	JVP Corp IV, its General Partner

By:	/s/Erel Margalit
Name:
Title:

JERUSALEM VENTURE PARTNERS IV (Israel), L.P.

By:	Jerusalem Partners IV - Venture Capital, L.P., its General Partner

By:	JVP Corp IV, its General Partner

By:	/s/Erel Margalit
Name:
Title:

JERUSALEM VENTURE PARTNERS IV- A, L.P.

By:	Jerusalem Partners IV, L.P., its General Partner

By:	JVP Corp IV, its General Partner

By:	/s/Erel Margalit
Name:
Title:

JERUSALEM VENTURE PARTNERS
ENTREPRENEURS FUND IV, L.P.

By:	Jerusalem Partners IV, L.P., its General Partner

By:	JVP Corp IV, its General Partner

By:	/s/Erel Margalit
Name:
Title:

WORLDVIEW TECHNOLOGY PARTNERS III, L.P.

WORLDVIEW TECHNOLOGY INTERNATIONAL III, L.P.

WORLDVIEW STRATEGIC PARTNERS III, L.P.

WORLDVIEW III CARRIER FUND, L.P.

By:	Worldview Capital III, L.P.,
its General Partner

By:	Worldview Equity I, L.L.C.,
its General Partner

By:	/s/James N. Strawbridge
Name: James N. Strawbridge
Title: Attorney-in-fact for James Wei

WORLDVIEW TECHNOLOGY PARTNERS IV, L.P.

WORLDVIEW TECHNOLOGY INTERNATIONAL IV, L.P.

WORLDVIEW STRATEGIC PARTNERS IV, L.P.

By:	Worldview Capital IV, L.P.,
its General Partner

By:	Worldview Equity I, L.L.C.,
its General Partner

By:	/s/James N. Strawbridge
Name: James N. Strawbridge
Title: Attorney-in-fact for James Wei

BROADVIEW CAPITAL PARTNERS L.P.

By:	Broadview Capital Partners Management LLC, its General Partner

By:	/s/Stephen J. Bachman
	Name:	Stephen J. Bachmann
	Title:	Managing Director

BROADVIEW CAPITAL PARTNERS QUALIFIED PURCHASER FUND L.P.

By:	Broadview Capital Partners Management LLC, its General Partner

By:	/s/Stephen J. Bachman
	Name:	Stephen J. Bachmann
	Title:	Managing Director

BROADVIEW CAPITAL PARTNERS AFFILIATES FUND LLC

By:	Broadview Capital LLC, its Manager

By:	/s/Stephen J. Bachman
	Name:	Stephen J. Bachmann
	Title:	Managing Director

BOULDER VENTURES III, L.P.

By:	/s/Andrew E. Jones
Name: Andrew E. Jones
Title: General Partner

BOULDER VENTURES III (ANNEX), L.P.

By:	/s/Andrew E. Jones
Name: Andrew E. Jones
Title: General Partner

NAS PARTNERS I L.L.C.

By:	/s/Randall A. Hack
Name: Randall A. Hack
Title: Sr. Managing Partner

NASSAU CAPITAL PARTNERS IV L.P.

By:	Nassau Capital LLC, its General Partner

By:	/s/Randall A. Hack
Name: Randall A. Hack
Title: Sr. Managing Partner

/s/David Schaeffer
David Schaeffer

EXHIBIT A

Schedule of Investors

Name of Investor and Address for Notice	Series of Preferred Stock	Number of Shares	Aggregate Purchase Price	Conversion Price
Oak Investment Partners IX, LP(1)	G-1	9,665	$9,665,000	$0.1702596
Oak IX Affiliates Fund, LP(1)	G-1	103	$103,000	$0.1702596
Oak IX Affiliates Fund-A, LP(1)	G-1	232	$232,000	$0.1702596
Worldview Technology Partners III, L.P.(2)	G-2	5,883	$5,883,000	$0.1734667
Worldview Technology International III, L.P.(2)	G-2	1,450	$1,450,000	$0.1734667
Worldview Strategic Partners III, L.P.(2)	G-2	130	$130,000	$0.1734667
Worldview III Carrier Fund, L.P.(2)	G-2	330	$330,000	$0.1734667
Worldview Technology Partners IV, L.P.(2)	G-2	1,887	$1,887,000	$0.1734667
Worldview Technology International IV, L.P.(2)	G-2	306	$306,000	$0.1734667
Worldview Strategic Partners IV, L.P.(2)	G-2	14	$14,000	$0.1734667
Jerusalem Venture Partners III, L.P.(3)	G-3	2,263	$2,263,000	$0.0569517
Jerusalem Venture Partners Entrepreneur Fund III, L.P.(3)	G-4	174	$174,000	$0.0569445
Jerusalem Venture Partners III (Israel), L.P.(4)	G-5	63	$63,000	$0.0567226
Jerusalem Venture Partners IV, L.P.(3)	G-6	9,601	$9,601,000	$0.3011057
Jerusalem Venture Partners IV-A, L.P.(3)	G-7	82	$82,000	$0.2995877
Jerusalem Venture Partners Entrepreneurs Fund IV, L.P.(3)	G-8	86	$86,000	$0.2903967
Jerusalem Venture Partners IV (Israel), L.P.(4)	G-9	231	$231,000	$0.2973683
Boulder Ventures IV (Annex), LP(5)	G-10	1,410	$1,410,000	$0.1504472
Boulder Ventures IV, LP(5)	G-10	90	90,000	$0.1504472
Broadview Capital Partners(6)	G-11	5,500	$5,500,000	$0.1707242
Nassau Capital Partners(7)	G-12	1,300	$1,300,000	$0.0848670
David Schaeffer(8)	G-13	200	$200,000	$0.0509230
Total		41,000	$41,000,000

(1) Notices should be sent to:	One Gorham Island
Westport, CT 06880
Attention: Ed Glassmeyer

(2) Notices should be sent to:	435 Tasso Street, #120
Palo Alto, CA 94301
Attention: James Wei

(3)	Notices should be sent to:	41 Madison Avenue
25th floor
New York, NY 10010
Attention: Michael Carus

(4)	Notices should be sent to:	Jerusalem Technology Park
Building One
Mahla, Jerusalem 91487
Attention: Erel Margalit

(5)	Notices should be sent to:	4750 Owings Mills Blvd.
Owings Mills, MD 21117
Attention: Andy Jones

(6)

Subject to further allocation among affiliates of Broadview Capital Partners; provided that the weighted average conversion price arrived at pursuant to such further allocation will equal the conversion price set forth for such Investor above.

	Notices should be sent to:	950 Tower Lane, 18th Floor
Foster City, CA 94404
Attn: David Kapnick

(7)

Subject to further allocation among affiliates of Nassau Capital Partners; provided that the weighted average conversion price arrived at pursuant to such further allocation will equal the conversion price set forth for such Investor above.

	Notices should be sent to:	22 Chambers Street
Princeton, NJ 08542
Attn: Randall A. Hack

(8)	Notices should be sent to:	Cogent Communications Group, Inc.
1015 31st Street, N.W.
Suite 330
Washington, DC 20007
Attn: David Schaeffer

Schedule 3.C

none

Schedule 3.D.(3)

The Company has options, warrants and convertible securities outstanding that are convertible into an aggregate 1,953,566 shares of Common Stock.